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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement of Waban Inc. on Form S-8 of our report dated February 27, 1995, except as to Note C, for which the date is April 7, 1995, on our audits of the consolidated financial statements and financial statement schedules of Waban Inc. as of January 28, 1995 and January 29, 1994, and for the three years ended January 28, 1995, January 29, 1994, and January 30, 1993, which report is included in Waban Inc.'s Annual Report on Form 10-K for the year ended January 28, 1995.



                                    COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 16, 1995